Exhibit 99.1

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Oaktree Acquisition Corp. Announces Extraordinary General Meeting Teleconference Details

NEW YORK—(BUSINESS WIRE)—Oaktree Acquisition Corp. (“OAC”) (NYSE: OAC), today announced that, due to the public health and safety concerns related to the coronavirus (COVID-19) pandemic and recommendations and orders from federal and New York authorities, OAC is strongly encouraging that shareholders attend the extraordinary general meeting of OAC’s shareholders, which will be held on January 19, 2021 at 9:00 a.m., New York City Time (the “General Meeting”), by teleconference rather than in person. The purpose of the General Meeting is to vote on certain proposals relating to the previously announced Agreement and Plan of Merger, dated as of September 30, 2020 (as amended, the “Merger Agreement”), by and among OAC, Rx Merger Sub, Inc. and Hims, Inc. (“Hims”) and the transactions contemplated thereby (the “Business Combination”).

The General Meeting will be accessible by dialing +1 (833) 495-0910 (toll free—North America) or (209) 940-8047 (International). Shareholders will be able to ask questions to OAC’s management via the conference line.

General Information

All information about the General Meeting, including the definitive proxy statement, is available at https://www.cstproxy.com/oaktreeacquisitioncorp/2021.

In connection with the Business Combination, OAC has filed with the U.S. Securities and Exchange Commission’s (“SEC”) a Registration Statement on Form S-4 (the “Registration Statement”), and mailed a definitive proxy statement/prospectus and other relevant documents to its shareholders. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that OAC has sent or will send to its shareholders in connection with the Business Combination. Investors and security holders of OAC are advised to read the proxy statement/prospectus in connection with the General Meeting to be held to approve the Business Combination (and related matters) because the proxy statement/prospectus contains important information about the Business Combination and the parties to the Business Combination. The proxy statement/prospectus was mailed to shareholders of OAC as of December 4, 2020, the record date established for voting on the Business Combination. Shareholders will also be able to obtain copies of the proxy statement/prospectus, without charge at the SEC’s website at www.sec.gov or by directing a request to: 333 South Grand Avenue, 28th Floor Los Angeles, California 90071.

Participants in the Solicitation

OAC and its directors and executive officers may be deemed participants in the solicitation of proxies from OAC’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in OAC is contained in the definitive proxy statement/prospectus, which was filed with the SEC and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to: Oaktree Acquisition Corp., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Hims and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of OAC in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination is included in the definitive proxy statement/prospectus for the Business Combination.

Forward Looking Statements

Certain statements in this communication may be considered forward-looking statements. Forward-looking statements generally relate to future events or OAC’s or Hims’ future financial or operating performance. For example, statements about the expected timing of the completion of the Business Combination, the benefits of the Business Combination, the competitive environment, and the expected future performance (including future revenue, pro forma enterprise value, and cash balance) and market opportunities of Hims are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by OAC and its management, and Hims and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against OAC, Hims, the combined company or others following the announcement of the Business Combination; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of OAC or to satisfy other conditions to closing, including the satisfaction of the minimum trust account amount following any redemptions; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet stock exchange listing standards at or following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of Hims as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that Hims or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the limited operating history of Hims; (12) the Hims business is subject to significant governmental regulation; (13) the Hims business may not successfully expand into other markets, including womens’ health and (14) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Registration Statement.

Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither OAC nor Hims undertakes any duty to update these forward-looking statements.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

Investor Relations

Oaktree Acquisition Corp.

infoOAC1@oaktreeacquisitioncorp.com

Hims & Hers

Bob East or Jordan Kohnstam

Westwicke, an ICR company

HIMSIR@westwicke.com

(443) 213-0500

Media Relations

Oaktree Acquisition Corp.

mediainquiries@oaktreecapital.com

Hims & Hers

Press@forhims.com

Sean Leous

Westwicke, an ICR company

HIMSPR@westwicke.com

(646) 866-4012